Exhibit 4

Certification of the Principal Financial Officer pursuant to Form 52-109FT2 of
Canadian Regulation 52-109 Respecting Certification of Disclosure in Issuers’ Annual And Interim Filings

Form 52-109FT2

CERTIFICATION OF INTERIM FILINGS

I, André Belzile, Senior Vice President Finance and Corporate Affairs of The Jean Coutu Group (PJC) inc., certify that:

1.               I have reviewed the interim filings (as this term is defined in Multilateral Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings) of The Jean Coutu Group (PJC) inc., (« the issuer ») for the interim period ending November 27, 2004;

2.               Based on my knowledge, the interim filings do not contain any untrue statement of a material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it was made, with respect to the period covered by the interim filings; and

3.               Based on my knowledge, the interim financial statements together with the other financial information included in the interim filings fairly present in all material respects the financial condition, results of operations and cash flows of the issuer, as of the date and for the periods presented in the interim filings.

Longueuil, January 24, 2005

/s/ André Belzile
André Belzile
Senior Vice President Finance and Corporate Affairs